UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Meta Materials Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(p) per Exchange Act Rules 14a-6(i)(1) and 0-11.

META MATERIALS INC.

1 Research Drive

Dartmouth, Nova Scotia

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 5, 2022

We hereby give notice that the Annual Meeting of Stockholders of Meta Materials Inc. will be held on December 5, 2022, at 9:00 a.m. Eastern Time.

The Annual Meeting will be held in a virtual meeting format at https://web.lumiagm.com/231241931.

If you hold shares of Meta Materials Inc., in addition to voting by submitting your proxy prior to the Annual Meeting, you also will be able to vote your shares electronically during the Annual Meeting. If you are a shareholder of Metamaterial Exchangeco Inc., please refer to the section titled “If you are a Holder of Record of the Exchangeable Shares” included in the accompanying proxy statement for information regarding to voting in the Annual Meeting. Further details regarding the virtual meeting are included in the accompanying proxy statement. The Annual Meeting will be held for the following purposes:

(1)

To elect seven (7) directors, John R. Harding, George Palikaras, Maurice Guitton, Allison Christilaw, Steen Karsbo, Eric M. Leslie, and Ken Hannah, each for a one-year term to expire at the 2023 Annual Meeting of Stockholders, and until their successors are duly elected and qualified or until their earlier resignation or removal;

(2)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year ending December 31, 2022;

(3)	To approve, on a non-binding advisory basis, our executive compensation; and

(4)	To transact such other business as may properly come before the meeting.

Under Nevada law, only stockholders of record on the record date, which is October 17, 2022, are entitled to notice of and to vote at the Annual Meeting or any adjournment. It is important that your shares be represented at this meeting so that the presence of a quorum is assured.

Your vote is important. Even if you plan to attend the live webcast of the Annual Meeting, please date and execute the proxy card or voting instruction form and return it promptly as soon as possible. If you attend the live webcast of the Annual Meeting, you may revoke your proxy and vote your shares during the live webcast of the Annual Meeting.

IF YOU PLAN TO ATTEND:

To be admitted to the Annual Meeting at https://web.lumiagm.com/231241931 you must have your control number available and follow the instructions found on your proxy card or, if you have a voting instruction form, you will be admitted as a guest. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Please allow sufficient time before the Annual Meeting to complete the online check-in process. Your vote is very important.

By Order of the Board of Directors,

/s/ George Palikaras
October 26, 2022	George Palikaras
President, Chief Executive Officer and Director

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on December 5, 2022.

The Proxy Statement, form of proxy card and Annual Report are being made available on or about October 28, 2022, at: http://www.astproxyportal.com/ast/24438. We are providing access to our proxy materials over the Internet under the “notice and access” rules adopted by the Securities and Exchange Commission.

META MATERIALS INC.

1 Research Drive

Dartmouth, Nova Scotia

PROXY STATEMENT

FOR THE

2022 ANNUAL MEETING OF STOCKHOLDERS

To be held on December 5, 2022

The Board of Directors of Meta Materials Inc. a Nevada corporation (“the Company,” “we,” “us,” or “our”) is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders to be held on December 5, 2022, at 9:00 a.m. Eastern Time, in a virtual format online by accessing https://web.lumiagm.com/231241931 and at any adjournment thereof.

This Proxy Statement contains information relating to the Annual Meeting. This year’s Annual Meeting will be held as a virtual meeting. Stockholders attending the live webcast of the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend and participate in the Annual Meeting online via a live webcast by visiting https://web.lumiagm.com/231241931. If you hold common shares of the Company, in addition to voting by submitting your proxy prior to the Annual Meeting, you also will be able to vote your shares electronically during the Annual Meeting. If you are a shareholder of Metamaterial Exchangeco Inc., please refer to the section titled “If you are a Holder of Record of the Exchangeable Shares” below for information regarding to voting in the Annual Meeting.

Whether or not you expect to attend the live webcast of the Annual Meeting, we urge you to vote your shares via proxy at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save us the expenses and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

Explanatory Note

On December 14, 2020, Meta Materials Inc. (formerly known as Torchlight Energy Resources, Inc.) and its subsidiaries, Metamaterial Exchangeco Inc. (formerly named 2798832 Ontario Inc., “Exchangeco”) and 2798831 Ontario Inc. (“Callco”), both Ontario corporations, entered into an Arrangement Agreement (the “Arrangement Agreement”) with Metamaterial Inc., an Ontario corporation headquartered in Nova Scotia, Canada (“MMI” and, together with the Company, Callco and Exchangeco, the “Parties”), to acquire all of the outstanding common shares of MMI by way of a statutory plan of arrangement (the “Arrangement”) under the Business Corporations Act (Ontario), on and subject to the terms and conditions of the Arrangement Agreement, as amended. On June 28, 2021, following the satisfaction of the closing conditions set forth in the Arrangement Agreement, the Arrangement was completed.

INFORMATION CONCERNING THE ANNUAL MEETING

Mailing and Solicitation. Proxies are being solicited on behalf of the Company’s Board of Directors. This Proxy Statement and accompanying form of proxy card will be made available on October 26, 2022 to stockholders entitled to vote at the Annual Meeting. The cost of the solicitation of proxies will be paid by us. The solicitation is to be made primarily by mail but may be supplemented by telephone calls and personal solicitation by our officers and other employees.

Annual Report. A copy of our 2021 Annual Report has been made available with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting.

Proxies. Whether or not you plan to attend the live webcast of the Annual Meeting, we request that you promptly submit the proxy card or voting instruction form and vote your shares pursuant to the voting instructions therein. A control number, located on the proxy card, is designed to verify your identity, allow you to vote your shares, and confirm that your voting instructions have been properly recorded.

If your shares are registered in the name of a bank, broker, or other nominee, follow the proxy instructions on the form you receive from the nominee. The availability of telephone and internet proxy will depend on the nominee’s proxy processes. Under the rules of the New York Stock Exchange (“NYSE”), brokers who hold shares in “street name” for customers are precluded from exercising voting discretion with respect to the approval of non-routine matters (so called “broker non-votes”) where the beneficial owner has not given voting instructions. With respect to the election of directors (see Proposal 1) and the non-binding advisory approval of our executive compensation (Proposal 3), a broker is not entitled to vote the shares of common stock unless the beneficial owner has given instructions.

Revocation of Proxies. The proxy may be revoked by the stockholder at any time before a vote is taken by notifying our President in writing at the Company’s address given above; by executing a new proxy bearing a later date or by submitting a new proxy by telephone or internet; or by attending the live webcast of the Annual Meeting and voting.

Voting in Accordance with Instructions. The shares represented by your properly completed proxy will be voted in accordance with your instructions marked on it. If you properly sign, date, and deliver to us your proxy but you mark no instructions on it, the shares represented by your proxy will be voted FOR the election of each of John R. Harding, George Palikaras, Maurice Guitton, Allison Christilaw, Steen Karsbo, Eric M. Leslie, and Ken Hannah as directors of the Company (Proposal 1); FOR the ratification of KPMG LLP as the independent public auditor of the Company (Proposal 2); and FOR the approval, on an advisory basis, of our executive compensation (Proposal 3). The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting, but if other matters are properly brought before the Annual Meeting, shares represented by properly completed proxies received by mail will be voted in accordance with the judgment of the persons named as proxies.

Quorum and Voting Rights. The presence during the live webcast of the Annual Meeting or by proxy of a majority of the outstanding shares entitled to vote on the record date constitutes a quorum for purposes of voting on a particular matter and conducting business at the meeting. We currently have three classes of stock issued and outstanding: common stock, Series A Non-Voting Preferred Stock, and Series B Special Voting Preferred Stock. Each share of common stock entitles its holder to one vote. The outstanding shares of Series A Non-Voting Preferred Stock are not entitled to any voting rights for any current proposal. The single outstanding share of Series B Special Voting Preferred Stock is entitled to vote one vote plus the number of Exchangeable Shares (the “Exchangeable Shares”) of Exchangeco, outstanding as of the record date, pursuant to that certain Voting and Exchange Trust Agreement (the “Trust Agreement”) by and between the Company (then Torchlight Energy Resources, Inc.), Exchangeco, and the trustee thereunder (the “Trustee”).

Required Vote. Each nominee for director may be approved by the affirmative vote of a plurality of the shares present during the live webcast of the Annual Meeting or represented by proxy and entitled to vote on the election of directors at a meeting at which a quorum is present (Proposal 1). “Plurality” means that the seven nominees who receive the largest number of votes cast “FOR” such nominees are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of a withhold vote or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “For” or “Withhold” on each of the nominees for election as a director. The affirmative vote of a majority of the shares entitled to vote, present during the live webcast of the Annual Meeting or represented by proxy is required for the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 2), and approval, on an advisory basis, of our executive compensation (Proposal 3).

Effect of Abstentions and Broker Non-Votes. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. With respect to Proposal 1, abstentions and broker non-votes will have no effect on the outcome of the vote. With respect to Proposal 2 and Proposal 3, an abstention will have the same effect as a vote against any such proposal, and broker non-votes will not be counted as having voted for or against such proposals and will not have an effect on the outcome of such votes.

Record Date. The close of business on October 17, 2022 has been fixed as the record date of the Annual Meeting, and only stockholders of record at that time will be entitled to vote. As of October 17, 2022, there were 361,523,063 shares of common stock and one share of Series B Special Voting Preferred Stock issued and outstanding and entitled to vote at the Annual Meeting. As of October 17, 2022, Exchangeco is the holder of 80,364,584 Exchangeable Shares, entitling the single share of Series B Special Voting Preferred Stock to cast up to 80,364,584 votes, to be voted pursuant to the Trust Agreement. Only record holders and beneficial owners who held shares of our common stock, Series B Special Preferred Stock, holders of record of Exchangeable Shares on the record date, or their duly authorized proxies, may attend the live webcast of the Annual Meeting.

Questions and Answers about Virtual Meeting Format:

How do I attend the Annual Meeting?

The Annual Meeting will be held on December 5, 2022, at 9:00 a.m. Eastern Time in a virtual format online by accessing https://web.lumiagm.com/231241931.

How Do I Vote?

The proxy card or voting instruction form contains instructions on how to vote your shares by mail, facsimile, Internet or telephone, in advance of the Annual Meeting. The voting instructions you receive may be different depending on whether you are a registered stockholder or a “street name” stockholder. If you are a street name stockholder, your broker or nominee firm is the legal, registered owner of the shares, and the voting instructions allow you to instruct your broker or nominee how to vote your shares.

Additionally, if you are a registered stockholder, you will be able to vote your shares electronically during the Annual Meeting. If you are a street name stockholder, please check your proxy card and voting instructions or contact your broker or other nominee to determine whether, if you attend the live webcast of the Annual Meeting, you will be able to vote your shares electronically during the meeting.

Voting Shares Registered in Your Name

If you are a stockholder of record, you may vote in one of four ways:

•

Vote via the internet. You may submit a proxy over the Internet at www.voteproxy.com 24 hours a day, seven days a week. You will need the 16-digit control number included on your proxy card (if you received a printed copy of the proxy materials);

•

Vote by telephone. You may submit a proxy using a touch-tone telephone by calling 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries, 24 hours a day, seven days a week. You will need the 16-digit control number included on your proxy card (if you received a printed copy of the proxy materials);

•

Vote by Mail. If you received printed proxy materials, you may direct how your shares are voted at the Annual Meeting by completing, signing, and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Your completed, signed and dated proxy card must be received prior to the Annual Meeting; or

•	Vote during the Annual Meeting live via the internet by following the instructions posted at www.voteproxy.com.

For holders of our common stock, votes submitted via the internet or by telephone must be received by 11:59 p.m., Eastern Time, on December 2, 2022. Submitting your proxy via the internet, by telephone or by mail will not, except as to holders of the Exchangeable Shares, affect your right to vote during the Annual Meeting live via the internet. For additional information, please see “Revocability of Proxies” below.

For holders of Exchangeable Shares, votes submitted via the internet or by telephone must be received by 9:00 a.m., Eastern Time, on November 29, 2022. For additional information, please see “If you are a Holder of Record of the Exchangeable Shares” below.

Voting Shares Registered in the Name of a Broker, Bank or Other Agent

Most beneficial owners holding stock in “street name” will receive instructions for voting their shares from their broker, bank or other agent. A number of brokers and banks participate in a program provided through Broadridge Financial Solutions, Inc. (“Broadridge”) that allows stockholders to grant their proxy to vote shares by means of the telephone or internet. If your shares are held in an account with a broker or bank participating in the Broadridge program, you may vote by telephone by calling the number shown on the voting instruction form received from your broker or bank, or you may vote via the internet at Broadridge’s website at http://www.proxyvote.com and use your control number and other information as requested. However, since you are not the stockholder of record, you may not vote your shares live via the internet by following the instructions posted at https://web.lumiagm.com/231241931 unless you obtain a valid proxy from your broker, bank or other nominee.

If you are a Holder of Record of the Exchangeable Shares

Holders of Exchangeable Shares are receiving these proxy materials in accordance with the provisions of the Exchangeable Shares and the Trust Agreement. The Exchangeable Shares are exchangeable for shares of the Company’s common stock on a one-for-one basis.

In accordance with the Trust Agreement, holders of Exchangeable Shares are effectively provided with voting rights for each Exchangeable Share that are nearly equivalent to the voting rights applicable to a share of the Company’s common stock, and holders are entitled to instruct the Trustee as to how to vote their Exchangeable Shares. The Trustee holds one share of the Company’s Series B Special Voting Preferred Stock designated as the “Special Voting Share.” The Special Voting Share entitles the Trustee to vote on matters in which holders of the Company’s common stock are entitled to vote. The Special Voting Share is entitled to a number of votes equal to the number of Exchangeable Shares outstanding on the record date for determining holders of the Company’s common stock entitled to vote and for which the Trustee has received voting instructions from the holders of such Exchangeable Shares. The Special Voting Share shall vote together with the holders of the Company’s common stock as a single class.

In accordance with the terms of the Trust Agreement, the Company has undertaken to perform the obligations of the Trustee and has authorized TSX Trust Company (“TSX”) to collect and receive directly the votes from the holders of the Exchangeable Shares on its behalf. Based upon the foregoing, holders of Exchangeable shares are entitled to cast up to 80,364,584 votes at the annual meeting. However, TSX will receive and tabulate each vote attached to the Exchangeable Shares only on the basis of instructions received from the holders of record of the Exchangeable Shares. In the absence of instructions from a holder as to voting, TSX will not include the Exchangeable Shares held by such holder in the vote.

Holders of Exchangeable Shares may not vote during the live webcast of the Annual Meeting. Holders of Exchangeable shares must instruct TSX how they wish to vote.

If you are a holder of record of Exchangeable Shares, you can vote your Exchangeable Shares:

By Telephone or the Internet

Holders of Exchangeable Shares of record can vote their shares via telephone or the Internet as instructed on their voter information card. The telephone and Internet procedures are designed to authenticate a stockholder’s identity, to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

The telephone and Internet voting facilities will close at 9:00 a.m., Eastern Time, on November 29, 2022.

By Mail

Holders of Exchangeable Shares who wish to vote by mail should contact TSX Trust Company at 1-888-433-6443 for further instructions on receiving, completing, and returning a voter instruction card.

Revocability of Proxies

If you are a stockholder of record, once you have submitted your proxy by mail, telephone or internet, you may revoke it at any time before it is voted at the Annual Meeting. You may revoke your proxy in any one of the following three ways:

•	You may submit another proxy marked with a later date (which automatically revokes your earlier proxy) by mail or telephone or via the internet by the applicable deadline as described above;

•

You may provide written notice that you wish to revoke your proxy to our Corporate Secretary at Meta Materials Inc., Attn: Corporate Secretary, 1 Research Drive, Dartmouth, Nova Scotia, Canada, B2Y 4M9 by no later than the close of business on Friday, December 2, 2022; or

•

You may attend the live webcast of the Annual Meeting and submit your vote live via the internet. Attendance at the Annual Meeting live via the internet will not, by itself, cause your previously granted proxy to be revoked.

If you are a beneficial owner holding shares in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other agent in accordance with the instructions they provided (see “Voting Shares Registered in the Name of a Broker, Bank or Other Agent” above).

If you are a holder of Exchangeable Shares, you may revoke your voting instructions to TSX in accordance with the voting direction provided by TSX.

Tabulation of Votes

A representative from American Stock Transfer & Trust Company, LLC will act as inspector of elections and tabulate the votes at the Annual Meeting. All shares represented by valid proxies received before the Annual Meeting will be voted. If you submit a valid proxy containing instructions regarding how to vote with respect to any matter to be acted upon, your shares will be voted in accordance with those instructions. If you submit a valid proxy with no instructions, then your shares will be voted by the individuals we have designated as proxies for the Annual Meeting in the following manner:

•	“FOR” the election of each of the seven (7) nominees for director named in this proxy statement;

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022; and

•	“FOR” the approval, on a non-binding advisory basis, of our executive compensation.

In addition, the individuals that we have designated as proxies for the Annual Meeting will have discretionary authority to vote your shares with respect to any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Voting Results

Preliminary voting results are expected to be announced at the Annual Meeting. Voting results will be tallied by the inspector of elections and reported in a Current Report on Form 8-K (the “Form 8-K”) that we will file with the SEC within four business days of the Annual Meeting. If the voting results reported in the Form 8-K are preliminary, we will subsequently file an amendment to the Form 8-K to report the final voting results within four business days of the date on which the final voting results are known.

Proxy Solicitation

This proxy solicitation is made by the Board, and we will bear the entire cost of soliciting proxies for the Annual Meeting, including costs associated with the preparation, assembly, printing and mailing of the proxy materials and any additional information furnished to stockholders. We will provide copies of the proxy materials to brokers, banks and other agents holding shares of our common stock in their name for the benefit of others for forwarding to the beneficial owners. We may reimburse such brokers, banks or other agents for their costs associated with forwarding the proxy materials to the beneficial owners. We have retained D.F. King to assist with the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $60,000 in total. Proxy solicitations will be made primarily through the mail, but may be supplemented by telephone, email, or other electronic means by Broadridge, or by our directors, executive officers, employees or other agents without additional compensation to such individuals.

Householding of Proxy Materials

The SEC has adopted rules that permit brokers, banks and other agents to satisfy the delivery requirements for proxy statements and annual reports, or notice of their availability, by delivering a single proxy statement and annual report to two or more stockholders sharing the same address. This process, which is commonly referred to as “householding,” can provide added convenience for our stockholders and additional cost savings for us.

This year, a number of brokers, banks and other agents with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent to the householding of communications. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report or notice of availability, please either (i) notify your broker, bank or other agent, (ii) direct your written request to Meta Materials Inc., Attn: Investor Relations, 1 Research Drive, Dartmouth, Nova Scotia, Canada, B2Y 4M9., or (iii) contact us by phone at (877) 255-8483. Upon receipt of any such written or oral request, we undertake to promptly deliver free of charge a separate copy of the proxy statement, annual report and/or notice of availability, as applicable, to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of the proxy statement and annual report, or notices of availability, at their address and would like to request householding of their communications should notify their broker, bank or other agent.

Stockholder Proposals for the 2023 Annual Meeting of Stockholders

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner, as described below.

For a stockholder proposal to be considered for inclusion in our proxy statement for the 2023 Annual Meeting of Stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices no later than June 28, 2023; provided, however, that in the event we hold the 2023 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary of the Annual Meeting, we will disclose the new deadline by which stockholder proposals must be received in our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition to being timely submitted, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Proposals should be addressed to: Meta Materials Inc., Attn: Corporate Secretary, 1 Research Drive, Dartmouth, Nova Scotia, Canada, B2Y 4M9.

Stockholders are advised to review our bylaws for additional information regarding other matters, and procedures related to such matters, that may be considered at an annual meeting of stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information with respect to the beneficial ownership of our common stock as of October 17, 2022 by (i) each person we know to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director and (iii) all executive officers and directors as a group. Information with respect to beneficial ownership is based on a review of our stock transfer records and on the Schedules 13D and 13G that have been filed with the SEC by or on behalf of the stockholders listed below. Except as indicated by the footnotes below, we believe, based on the information available to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Percentage of beneficial ownership is calculated based on 361,523,063 shares of common stock outstanding as of October 17, 2022. We have determined beneficial ownership in accordance with SEC rules. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock subject to stock options held by that person that are currently exercisable or exercisable within 60 days of October 17, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Except otherwise indicated in the footnotes below, the address of each beneficial owner listed in the table is Meta Materials Inc., 1 Research Drive, Dartmouth, Nova Scotia, Canada, B2Y 4M9.

Name of beneficial owner	Common Stock Shares		% of Class
Executive Officers and Directors
George Palikaras	33,451,486	(1)	8.5%
President, CEO, and Director
John R. Harding	96,195		*
Director (Chair of the Board)
Eric M. Leslie	1,520,135	(2)	*
Director
Maurice Guitton	1,309,974	(3)	*
Director
Kenneth Rice	705,511	(4)	*
Chief Financial Officer and Chief Operating Officer
Allison Christilaw	398,508	(5)	*
Director
Steen Karsbo	416,825	(6)	*
Director
Kenneth Hannah	44,262		—
Director
Jonathan Waldern	3,684,419	(7)	*
Chief Technology Officer
All directors and executive officers as a group (9 persons)	41,627,315		10.3%
Greater than 5% stockholders
Thomas Welch	46,054,033	(8)	11.3%
Anne Lambert	46,054,033	(9)	11.3%

(1)

Includes (a) 22,982,397 shares held by Lamda Guard Technologies LTD, (b) 3,307,775 shares held by Mr. Palikaras’ wife, (c) 1,627,709 shares that Mr. Palikaras has the right to acquire within 60 days of October 17, 2022 pursuant to the exercise of options, (d) 92,365 shares that Mr. Palikaras’ wife has the right to acquire within 60 days of October 17, 2022 pursuant to the exercise of options, (e) 7,485 shares that Mr. Palikaras has the right to acquire within 60 days of October 17, 2022 pursuant to the exercise of warrants, (f) 1,461,240 shares that Mr. Palikaras has the right to acquire within 60 days of October 17, 2022 pursuant to the redemption of DSUs, and (g) 324,720 shares that Mr. Palikaras’ wife has the right to acquire within 60 days of October 17, 2022 pursuant to the redemption of DSUs.

(2)

Includes (a) 516,600 shares held by Mr. Leslie and (b) 714,803 shares that Mr. Leslie has the right to acquire within 60 days of October 17, 2022 pursuant to the exercise of options, and (c) 74,724 shares that Mr. Leslie has the right to acquire within 60 days of October 17, 2022 pursuant to warrants.

(3)

Includes (a) 14,966 shares held by Mr. Guitton, (b) 845,199 shares that Mr. Guitton has the right to acquire within 60 days of October 17, 2022 pursuant to the exercise of options, (b) 7,485 shares that Mr. Guitton has the right to acquire within 60 days of October 17, 2022 pursuant to the exercise of warrants, and (c) 334,866 DSUs that Mr. Guitton has the right to acquire within 60 days of October 17, 2022 pursuant to the redemption of DSUs.

(4)	Includes 553,500 shares that Mr. Rice has the right to acquire within 60 days of October 17, 2022 pursuant to the exercise of options.
(5)	Includes 184,500 shares that Ms. Christilaw has the right to acquire within 60 days of October 17, 2022 pursuant to the exercise of options.
(6)	Includes 184,500 shares that Mr. Karsbo has the right to acquire within 60 days of October 17, 2022 pursuant to the exercise of options.
(7)	Includes 514,294 shares that Mr. Waldern has the right to acquire within 60 days of October 17, 2022 pursuant to the exercise of options.
(8)

Includes (a) 23,141,239 shares held by Mr. Welch’s wife, Anne Lambert and (b) 186,536 shares that Mr. Welch has the right to acquire within 60 days of October 17, 2022 pursuant to the exercise of Warrants.

(9)

Includes (a) 23,514,309 shares held by Ms. Lamberts’ husband, Thomas Welch and (b) 186,536 shares that Ms. Lamberts’ husband has the right to acquire within 60 days of October 17, 2022 pursuant to the exercise of warrants.

CORPORATE GOVERNANCE

Director Independence

Our Board has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board has determined that John R. Harding, Maurice Guitton, Allison Christilaw, Steen Karsbo, Eric M. Leslie, and Ken Hannah, representing six of our seven directors, are “independent directors” as defined under the rules of the Nasdaq Capital Market (the “Nasdaq”). George Palikaras is not considered independent due to his service as an executive officer of the Company.

In determining whether directors were independent under Nasdaq rules, the Board considered the matters discussed in the section entitled “Certain Relationships and Related Transactions” below. There are no family relationships between any of our directors and executive officers. There are currently no legal proceedings, and during the past ten years there have been no legal proceedings, that are material to the evaluation or the ability or integrity of any of our directors or director nominees.

Leadership Structure of the Board of Directors

The Board has the following general leadership structure:

•

The positions of Chief Executive Officer and Chair of the Board are separate but may be held by the same individual. The positions of Chief Executive Officer and Chair of the Board are currently held by Mr. Palikaras and Mr. Harding, respectively. At any time when the chair of our Board is not independent, one of our independent directors should serve as our lead independent director.

•	The Chief Executive Officer and the Chair of the Board may jointly establish the agenda for each meeting of the Board, though any director may request the inclusion of items on the agenda.

The Company’s broad leadership structure is appropriate given the recent developments relating to the transactions contemplated by the Arrangement. As the Company’s management and directors continue to integrate into the combined company, it is expected further policies related to the leadership structure of the board will be explored.

Director Compensation

Director Compensation Prior to the Arrangement

Prior to the Arrangement, we had no standard arrangement pursuant to which directors were compensated for any services they provide or for committee participation or special assignments.

Director Compensation following the Arrangement

Our Board as a whole determines the compensation for directors and officers, together with the Human Resources and Compensation Committee.

We reimburse our directors for expenses associated with attending meetings of our board of directors and committees of our board of directors. Each director receives cash fees of $11,250, and the chairman of the Board receives cash fees of $15,000, each paid on a quarterly basis in arrears. Directors who are also our employees receive no additional compensation for their service as a director.

Board Committees

Board Committees Following the Arrangement

Currently, the Board has an Audit Committee, a Human Resources and Compensation Committee, and a Corporate Governance and Nominating Committee. Each of these committees operate under written charters, which are available on our website at https://investors.metamaterial.com/governance-documents. The Board has determined that all members of these committees satisfy the applicable independence requirements under Nasdaq rules. The current members of the committees are identified in the table below.

Director	Audit Committee	Human Resources and Compensation Committee	Corporate Governance and Nominating Committee
John R. Harding	—	—	—
George Palikaras	—	—	—
Maurice Guitton	Member	—	Member
Allison Christilaw	—	Chair	Member
Steen Karsbo	—	Member	Chair
Eric M. Leslie	Member	Member	—
Ken Hannah	Chair	—	—

Audit Committee

The Audit Committee is responsible primarily for overseeing (i) the services provided by our independent registered public accounting firm, (ii) the integrity of our financial statements and internal control over financial reporting, and (iii) risk management, internal audit and our compliance with legal and regulatory requirements. Mr. Hannah, the Chair of the Audit Committee, has been determined by the Board to be an audit committee financial expert. During the fiscal year ending December 31, 2021, the Audit Committee held two (2) meetings after the closing of the Arrangement.

Human Resources and Compensation Committee

The Human Resources and Compensation Committee is responsible primarily for evaluating and approving all compensation plans, policies and programs as they affect our executive officers, administering our equity compensation plans, and reviewing the compensation of the Board. During the fiscal year ending December 31, 2021, the Human Resources and Compensation Committee held two (2) meetings after the closing of the Arrangement.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is responsible primarily for identifying, evaluating and recommending to the Board nominees for election or appointment to the Board and committees of the Board, evaluating the performance and independence of the Board and of individual directors, and evaluating the adequacy of our corporate governance practices. During the fiscal year ending December 31, 2021, the Corporate Governance and Nominating Committee held two (2) meetings after the closing of the Arrangement.

Meetings of the Board of Directors

The Board has regularly scheduled meetings at least quarterly. Our independent directors hold executive sessions without management present at least once per quarter. During the fiscal year ending December 31, 2021, the Board held three (3) meetings after the closing of the Arrangement . Each director attended at least 75% of the aggregate number of meetings held by the Board and all applicable committees of the Board during the period that he or she served. It is our policy to encourage members of the Board to attend our annual meetings of stockholders.

Role of the Board of Directors in Risk Oversight

Management is responsible for day-to-day risk management at our company. The role of the Board is to provide oversight of the processes designed to identify, assess and monitor key risks and risk mitigation activities. The Board fulfills its risk oversight responsibilities through (i) the receipt of reports directly from management and (ii) the receipt of reports from each committee chair regarding such committee’s oversight of specific risk topics.

Delegation of Risk Oversight

The Board has delegated oversight of specific risk areas to its committees. For example, the Audit Committee is tasked with overseeing risk management at our company with respect to financial matters and the adequacy of our internal control over financial reporting. Pursuant to its charter, the Audit Committee is required, among other things, to discuss with management our policies with respect to risk assessment and risk management, including guidelines and procedures to govern the process by which risk assessment and risk management are handled, and to review our major risk exposures and the steps management has taken to monitor, control and report such exposures. The Audit Committee typically has these discussions with management at least once per quarter, and the Chair of the Audit Committee subsequently reports on these discussions to the full Board. Similarly, the Human Resources and Compensation Committee assists the Board in overseeing risks arising from our compensation policies and practices, and the Corporate Governance and Nominating Committee assists the Board in overseeing risks associated with corporate governance, director and executive officer succession planning, board membership and board structure. The Board then discusses significant risk management issues with the Chief Executive Officer and recommends appropriate action.

Communications with the Board of Directors

The Company’s contact information is available on our website at https://investors.metamaterial.com/. Interested parties may send communications to the non-management members of the Board. Communications to the Board must be in writing and sent care of our Corporate Secretary by mail to our offices Meta Materials Inc., Attn: Corporate Secretary, 1 Research Drive, Dartmouth, Nova Scotia, Canada, B2Y 4M9. This centralized process will assist the Board in reviewing and responding to stockholder and interested party communications in an appropriate manner. The name of any specific intended recipient should be noted in the communication. All communications must be accompanied by the following information:

•	if the person submitting the communication is a security holder, a statement of the type and amount of securities of our company the person holds;

•

if the person submitting the communication is not a security holder and is submitting the communication to the non-management directors as an interested party, the nature of the person’s interest in our company;

•	any special interest, meaning an interest not in the capacity of a stockholder of our company, of the person in the subject matter of the communication; and

•	the address, telephone number and e-mail address, if any, of the person submitting the communication.

Communications should be addressed to the attention of our Corporate Secretary and should not exceed 500 words in length, excluding the information required to accompany the communication as described above. The Board has instructed our Corporate Secretary to forward such correspondence to the Board.

Consideration of Director Nominees

Director Qualifications

The Corporate Governance and Nominating Committee evaluates all incumbent, replacement or additional nominees for election as directors, taking into account (i) all factors the committee considers appropriate, which may include career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge, and (ii) the following minimum qualifications:

•	Each director nominee must have displayed the highest personal and professional ethics, integrity and values, and sound business judgment;

•

Each director must be highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy making level in business, government, education, technology or public interest;

•	Each director must have relevant expertise and experience, and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience;

•	Each director must be able to represent all of our stockholders and be committed to enhancing long-term stockholder value; and

•	Each director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of our business.

In determining whether to recommend a director for re-election to the Board, the Corporate Governance and Nominating Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board and any applicable committees of the Board.

Although the Board does not maintain a formal policy with respect to board diversity, the Board believes that it should be a diverse body and the Nominating and Governance Committee considers a broad range of backgrounds and experiences.

Stockholder Recommendations and Nominees

The Corporate Governance and Nominating Committee has not received director candidate recommendations from our stockholders and does not have a formal policy regarding consideration of such recommendations. The Board believes this is appropriate, as any recommendations received from stockholders will be evaluated in the same manner as potential nominees suggested by members of the Board or management. Stockholders wishing to recommend a candidate for director should write to our Corporate Secretary at Meta Materials Inc., Attn: Corporate Secretary, 1 Research Drive, Dartmouth, Nova Scotia, Canada, B2Y 4M9.

To be considered, the recommendation of a director candidate must include the following written information: (i) the stockholder’s name and contact information; (ii) a statement that the writer is a stockholder and is proposing a candidate for consideration by the Corporate Governance and Nominating Committee; (iii) the name of, and contact information for, the candidate and a statement that the candidate is willing to be considered and serve as a director, if nominated and elected; (iv) a statement of the candidate’s business, educational experience and qualifications; (v) information regarding each of the factors listed under “Director Qualifications” above sufficient to enable the Corporate Governance and Nominating Committee to evaluate the candidate; (vi) a statement of the value that the candidate would add to the Board; (vii) a statement detailing any relationship between the candidate and any customer, supplier or competitor of our company; (viii) detailed information about any relationship or understanding between the proposing stockholder and the candidate; and (ix) a list of three character references, including complete contact information for such references. To give the Corporate Governance and Nominating Committee sufficient time to evaluate a recommended director candidate for the 2023 Annual Meeting of Stockholders, the recommendation should be received by our Corporate Secretary at our principal executive offices no later than June 28, 2023 which is the 120th calendar day before the first anniversary of the date our proxy statement was mailed to stockholders in connection with the 2022 Annual Meeting, or at such earlier or later date should the date of the 2023 Annual Meeting of Stockholder cause recommendations to be received at another time, in which case the Company will provide proper notice to its stockholders.

Identification and Evaluation of Nominees for Director

The Corporate Governance and Nominating Committee uses a variety of methods for identifying and evaluating nominees for director. The Corporate Governance and Nominating Committee regularly assesses the appropriate size and composition of the Board, the needs of the Board and each committee of the Board, and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Corporate Governance and Nominating Committee through stockholders, management, current members of the Board or search firms. The evaluation of these candidates may be based solely upon information provided to the Corporate Governance and Nominating Committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the Corporate Governance and Nominating Committee deems appropriate, including the use of third parties to review candidates.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own beneficially more than ten percent of its common stock, to file reports of ownership and changes of ownership with the SEC. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto filed electronically with the SEC during the fiscal year ended December 31, 2021, the Company believes that the directors, executive officers, and greater than ten percent beneficial owners have complied with all applicable filing requirements during the fiscal year ended December 31, 2021, except for (i) four untimely Form 3s each filed on September 29, 2021 by our Chief Executive Officer George Palikaras and 10% or more stockholder Nadine Geddes, on October 22, 2021 by 10% or more stockholder owner Anne Lambert, on October 22, 2021 by 10% or more stockholder Thomas Welch and Anne Lambert, and again on December 8, 2021 by 10% or more shareholder Thomas Welch, all with respect to the Arrangement and these individuals becoming subject to reporting requirements; (ii) one untimely Form 4 filed on November 26, 2021 by its Chief Executive Officer George Palikaras with respect to two transactions occurring on November 19, 2021 and one transaction occurring on November 22, 2021, and (iii) one untimely Form 4 filed on November 29, 2021 by Director Steen Karsbo with respect to one transaction occurring on November 24, 2021; (iii) one untimely Form 4 filed on November 29, 2021 by Chief Technology Officer Jonathan Waldern with respect to two transactions on November 18, 2021; (iv) one untimely Form 4 filed on December 9, 2021 by 10% or more stockholder Thomas Welch with respect to one transaction on November 17, 2021, one transaction on November 18, 2021, two transactions on November 19, 2021, two transactions on November 22, 2021, two transactions on November 24, 2021, three transactions on November 29, 2021, and one transaction on November 30, 2021; and (v) one untimely Form 4 filed on January 12, 2021 by the former Chairman of Torchlight’s Board of Directors Gregory McCabe with respect to three transactions occurring on September 18, November 11 and December 30, 2020.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics applicable to the Board and our officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, in accordance with the rules of the Nasdaq and the SEC. The Code of Business Conduct and Ethics is available on our website at https://investors.metamaterial.com/esg.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Audit Committee reviews all related party transactions (as defined by Item 404 of Regulation S-K) in accordance with NASDAQ listing standards. In addition, the charter of the Audit Committee requires the Audit Committee to review a summary of any director’s or officer’s related-party transactions and potential conflicts of interest on a yearly basis. The charter also requires the Audit Committee to review our conflict of interest policy (which is part of our Code of Business Conduct and Ethics) and compliance with that policy on an annual basis.

On February 18, 2021, Thomas Welch and wife, Anne Lambert, converted certain debt instruments into common stock of MMI, which, together resulted in Thomas Welch and Anne Lambert holding shares of our common stock pursuant to the Arrangement. Prior to the issuance of these debt instrument, Thomas Welch and Anne Lambert were each an investor in and lender to MMI.

On March 16, 2021, Lamda Guard Technologies Ltd, a company controlled by Mr. Palikaras and his wife, converted an amount of CA$290,230 into common stock of MMI.

Following the closing of the Arrangement, the Company issued indebtedness in the amount of $21,000,000 to its wholly owned subsidiary Next Bridge Hydrocarbons, Inc. (formerly known as OilCo Holdings, Inc.). $15,000,000 of such loan is secured by shares of Common Stock held by Gregory McCabe and by Mr. McCabe’s interest in the development of the Orogrande Project. The value of the collateral securing such indebtedness is variable and may not fully collateralize the principal amount of such loan.

Gregory McCabe has controlling interests in Masterson Hazel Partners, LP (“MHP), McCabe Petroleum Corporation (“MPC”), Wolfbone Investments, LLC (“Wolfbone”), and ORRI – Magdalena Royalties, LLC (“Magdalena” and together with MHP, MPC and Wolfbone, the “McCabe Entities”). Mr. McCabe holds, at his option, a 10% working interest back-in after payout and a reversionary interest in the approximately 172,000 predominately contiguous acres in the Orogrande Basin in West Texas held by Hudspeth if drilling obligations are not met, all under the terms and conditions of a participation and development agreement among Hudspeth, MPC and Mr. McCabe. Mr. McCabe also holds a 4.5% overriding royalty interest in the Orogrande acreage, which he obtained prior to, and was not a part of the August 2014 transaction involving the Company and Hudspeth. Wolfbone and Magdalena together hold a 23.25% revenue interest and a 25% working interest in the Orogrande Project as of December 31, 2021.

EXECUTIVE OFFICERS

Our executive officers are appointed by, and serve at the discretion of, the Board. Each executive officer is a full-time employee of the Company. The names of our executive officers and their ages, titles and biographies are set forth below:

Name	Age	Position
George Palikaras	41	President, Chief Executive Officer and Director
Kenneth Rice	68	Chief Financial Officer and Chief Operating Officer
Jonathan Waldern, Ph.D.	62	Chief Technology Officer

George Palikaras. Please see biography in “Proposal 1” section below.

Kenneth Rice. Mr. Rice has served as the Company’s Chief Financial Officer since June 2021 and the Company’s Chief Operating Officer since February 2022, and served as Chief Financial Officer and Executive Vice President of MMI from December 2020 to June 2021. From April 2019 through November 2020 Mr. Rice was employed as CEO of Alderaan Group, a project management and consulting company. From April 2016 to March 2019, Mr. Rice held the position of Senior Vice President of LikeMinds, Inc. Mr. Rice holds no directorships. Mr. Rice holds a BSBA and an MBA from Babson College, a Juris Doctor from Suffolk University Law School and an LLM in taxation, specialized in international tax from Boston University Law School.

Jonathan Waldern, Ph.D. Mr. Waldern has served as the Chief Technology Officer of the Company since June 2021 and served as the Chief Technology of MMI from December 2020 to June 2021. From 2003 through November 2020 Jonathan was founder, chairman, Chief Executive Officer and Chief Financial Officer of SBG Labs (DBA DigiLens) in Sunnyvale, CA. Mr. Waldern holds no directorships in any public companies. He holds a PhD in Computer Science (Virtual Reality) that was supported by IBM Research Labs, from Loughborough University of Technology.

None of our executive officers has any family relationships with any of our other executive officers or directors. There currently are no legal proceedings, and during the past ten years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our executive officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the total compensation earned by our named executive officers in fiscal years 2021 and 2020.

Name and Principal Position	Year	Salary ($)	Bonus (S)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
George Palikaras	2021	300,558	414,041	—	261,213	—	—	—	975,812
President, CEO, Director	2020	161,577	168,644	—	—	—	—	—	330,202
Kenneth Rice (1)	2021	231,100	300,850	—	300,850	—	—	—	531,950
CFO and COO	2020	8,400	—	—	—	—	—	—	8,400
Jonathan Waldern (2)	2021	238,078	200,000	—	200,000	—	—	—	613,665
Chief Technology Officer	2020	6,088	—	—	—	—	—	—	6,088
John A. Brda (3)	2021	187,500	1,500,000	—	—	—	—	—	1,687,500
Former CEO/Secretary/Director	2020	375,000	168,644	—	—	—	—	—	375,000
Roger Wurtele (4)	2021	112,500	250,000	—	—	—	—	—	362,500
Former CFO	2020	225,000	—	—	—	—	—	—	225,000

Notes:

(1)	Mr. Rice was appointed the Chief Financial Officer of MMI on December 14, 2020, continuing to be the CFO of the Company following the Arrangement.
(2)	Mr. Waldern was appointed Chief Technology Officer of MMI on December 17, 2020, and continued as the CTO of the Company following the Arrangement.
(3)

Mr. Brda served as Torchlight’s Chief Executive Officer from December 2014 and President, Secretary and a member of the Board of Directors of Torchlight from January 2012 through the closing of the Arrangement.

(4)	Mr. Wurtele served as Torchlight’s Chief Financial Officer from September 2013 through the closing of the Arrangement.

Executive Compensation following the Arrangement

Executive compensation has been designed to encourage executives to make decisions and take actions that will result in the improvement of long-term shareholder value as reflected in the growth in assets and value of the shares of our common stock. The focus of our current compensation policy is to:

•

strengthen the relationship between compensation and enhancement of shareholder value by focusing on variable compensation, such as annual performance incentives and ownership of common stock of the Company, primarily by using options for acquiring common stock of the Company;

•	enhance the Company’s ability to attract, encourage and retain knowledgeable and experienced executives; and

•	balance the short-term and long-term business goals of the Company.

The key components of executive compensation include: (1) base salary; (2) a short-term incentive comprised of quarterly bonus awards paid in cash and/or stock options; and (3) long-term incentives comprised primarily of stock option incentives, which are reviewed annually based on job performance as well as corporate performance and external competitive practices.

The Board has utilized the Human Resources and Compensation Committee that works with the CEO to establish annual and quarterly performance measures for each executive along with assessing the overall performance of the Company and its executives and relies on its experience and judgment in determining the overall compensation package for executives. Compensation of executives as detailed herein is linked to the achievement corporate and individual objectives, and not to improvements of the market value of the Company’s securities.

Employment Agreements

George Palikaras

On July 1, 2021, MMI entered into an executive employment contract (the “Palikaras Employment Agreement”) with George Palikaras, pursuant to which the Company agreed to employ Mr. Palikaras as the President and Chief Executive Officer of the Company, effective as of July 1, 2021, for an indefinite term in consideration of an annual base salary of CAD $553,500. Mr. Palikaras’ years of service since December 15, 2010 are recognized under the Palikaras Employment Agreement. Mr. Palikaras is eligible to participate in the Company’s Employee Stock Option Plan. In the event that the Palikaras Employment Agreement is terminated the Company shall provide Mr. Palikaras with earned but unpaid salary, vacation pay and reimbursement of expenses and any other severance amounts as are required by applicable employment standards legislation.

Kenneth Rice

On December 14th, 2020, the Company entered into an executive employment agreement with Kenneth Rice (the “Rice Employment Agreement”) pursuant to which the Company agreed to employ Mr. Rice as the Chief Financial Officer and Executive Vice President of the Company, effective as of December 14th, 2020, for an indefinite term in consideration of an annual base salary of US$156,000 which will be increased to US$216,000 on March 1st, 2021. Mr. Rice is eligible to receive a quarterly bonus up to US$27,000 based on his achievement of a balanced scorecard, in the sole discretion of the Company or the Board of Directors. In the first two years, 25% of any quarterly bonus shall be issued in an amount of fully vested options of the Company. In addition, the Company granted Mr. Rice an option to acquire 300,000 common shares in connection with the execution of the Rice Employment Agreement.

In the event that the Rice Employment Agreement is terminated by Mr. Rice without Good Reason (as defined in the Rice Employment Agreement ), Mr. Rice will continue to receive base salary and benefits for a period of 6 months after providing the Company advance written notice, but will not be entitled to quarterly bonuses for any calendar quarter that ends or begins during that period. In the event that the Rice Employment Agreement is terminated by the Company without cause or Mr. Rice resigns for Good Reason (as defined in the Rice Employment Agreement ), the Company shall pay Mr. Rice continued payment of base salary for six months, plus payment of two quarterly bonuses. There will be a six months’ accelerated vesting of any unvested stock options. If Mr. Rice is terminated for Cause, he will only be entitled to earned but unpaid salary, vacation pay and reimbursement of expenses.

Jonathan Waldern

On December 16th, 2020, the Company entered into an executive employment agreement with Jonathan Waldern (the “Waldern Employment Agreement”) pursuant to which the Company agreed to employ Mr. Waldern as the Chief Technology Officer of the Company, effective as of December16th, 2020, for an indefinite term in consideration of an annual base salary of US$150,000 which increased to US$250,000 on March 1st, 2021. Mr. Waldern is eligible to receive a quarterly bonus up to US$50,000 based on his achievement of a balanced scorecard, in the sole discretion of the Company or the Board of Directors. In the first two years, Mr. Waldern is also eligible to receive up to 0.25% per quarter of the then outstanding common stock of the Company as fully vested options of the Company. In addition, the Company granted Mr. Waldern an option to acquire 1,115,000 common shares in connection with the execution of the Waldern Employment Agreement.

In the event that the Waldern Employment Agreement is terminated by Mr. Waldern without Good Reason (as defined in the Waldern Employment Agreement), Mr. Waldern will continue to receive base salary and benefits for a period of 6 months after providing the Company advance written notice, but will not be entitled to quarterly bonuses for any calendar quarter that ends or begins during that period. In the event that the agreement is terminated by the Company without cause or Mr. Waldern resigns for Good Reason (each as defined in the Waldern Employment Agreement), the Company shall pay Mr. Waldern continued payment of base salary for six months, plus payment of two quarterly bonuses. There will be a six months’ accelerated vesting of any unvested stock options. If Mr. Waldern is terminated for cause, he will only be entitled to earned but unpaid salary, vacation pay and reimbursement.

John Brda

On July 15, 2020, Torchlight entered into a new one-year employment agreement with John Brda, President and Chief Executive Officer. His previous employment agreement expired in June 2020. Under the new agreement, Mr. Brda will continue to receive his same annual salary of $375,000, with 36% of his salary continuing to accrue unpaid until such time as the Board of Directors believes there is adequate cash for such payment, or as otherwise contemplated in the employment agreement. The new agreement also provided for Mr. Brda to be eligible for a bonus at the Human Resources and Compensation Committee’s discretion. Mr. Brda received a $1,500,000 bonus pursuant to the new agreement, $750,000 of which was paid by Torchlight prior to the closing of the Arrangement with the remaining $750,000 accrued and paid by the Company after the closing of the Arrangement. The employment agreement provides that if there is a “change of control” in the company (as defined in the agreement), the employee will be paid in one lump sum any amounts owed to the employee under the agreement that are accrued and unpaid plus his salary that would be earned through the end of the term of the agreement. The employment agreement has a covenant not to compete and provides for expense reimbursement, four weeks of vacation and certain other benefits.

Additionally, as part of his employment compensation, the Human Resources and Compensation Committee granted Mr. Brda an option to purchase a total of up to 2,250,000 shares of common stock, including up to 375,000 shares at an exercise price of $0.50 per share and up to 1,875,000 shares at an exercise price of $1.00 per share. The options were granted under Torchlight’s Amended and Restated 2015 Stock Option Plan. The terms of the options provided that the options would vest upon either (a) the approval by shareholders of a change of control occurring prior to July 15, 2021, or (b) the company entering into a letter of intent with a third party prior to July 15, 2021 that contemplates a change of control, and the change of control transaction closes with that third party (or an affiliate(s) of that third party) at a date not later than July 15, 2022; subject, however, to acceleration and earlier vesting of all of the options in the event of (i) the termination of employment by the employee for “good reason” under his employment agreement or (ii) a determination of the Human Resources and Compensation Committee, at its discretion. In the event of the death or disability of the employee prior to vesting or if the company terminates the employee’s employment for reasons other than for “cause” under the employment agreement prior to vesting, the option will still vest upon the occurrence of the events described under clauses (a) or (b) above. The options, to the extent such options have not been exercised, will terminate and become null and void on July 15, 2025, if and only if the options vest as described above, or on July 15, 2021, if the options do not vest as described above, subject to the occurrence of the events contemplated under clause (b) above whereby the options would not terminate until July 15, 2022.

Roger Wurtele

On July 15, 2020, Torchlight entered into a new one-year employment agreement with Roger Wurtele, Chief Financial Officer. His previous employment agreement expired in June 2020. Under the new agreement, Mr. Wurtele will continue to receive his same annual salary of $225,000, with 20% of his salary continuing to accrue unpaid until such time as the Board of Directors believes there is adequate cash for such payment, or as otherwise contemplated in the employment agreement. Mr. Wurtele will be eligible for a bonus at the Human Resources and Compensation Committee’s discretion. The employment agreement provides that if there is a “change of control” in the company (as defined in the agreement), the employee will be paid in one lump sum any amounts owed to the employee under the agreement that are accrued and unpaid plus his salary that would be earned through the end of the term of the agreement. The employment agreement has a covenant not to compete and provides for expense reimbursement, four weeks of vacation and certain other benefits.

Additionally, as part of his employment compensation, the Human Resources and Compensation Committee granted Mr. Wurtele an option to purchase a total of up to 750,000 shares of common stock, including up to 375,000 shares at an exercise price of $0.50 per share and up to 375,000 shares at an exercise price of $1.00 per share. The options were granted under Torchlight’s Amended and Restated 2015 Stock Option Plan. The terms of the options provided that the options would vest upon either (a) the approval by shareholders of a change of control occurring prior to July 15, 2021, or (b) the company entering into a letter of intent with a third party prior to July 15, 2021 that contemplates a change of control, and the change of control transaction closes with that third party (or an affiliate(s) of that third party) at a date not later than July 15, 2022; subject, however, to acceleration and earlier vesting of all of the options in the event of (i) the termination of employment by the employee for “good reason” under his employment agreement or (ii) a determination of the Human Resources and Compensation Committee, at its discretion. In the event of the death or disability of the employee prior to vesting or if the company terminates the employee’s employment for reasons other than for “cause” under the employment agreement prior to vesting, the option will still vest upon the occurrence of the events described under clauses (a) or (b) above. The options, to the extent such options have not been exercised, will terminate and become null and void on July 15, 2025, if and only if the options vest as described above, or on July 15, 2021, if the options do not vest as described above, subject to the occurrence of the events contemplated under clause (b) above whereby the options would not terminate until July 15, 2022.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2021.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested	Market Value of Shares of Units of Stock that have Not Vested ($)	Equity Inventive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that have Not Vested ($)
George Palikaras	—	1,476,000	—	0.27	3/30/23	1,461,240	3,594,650	—	—
Kenneth Rice	535,000	—	—	0.27	12/30/14	—	—	—	—
Jonathan Waldern, Ph.D.	42,856	1,542,881	—	0.27	12/30/14	—	—	—	—
John A. Brda	—	937,500	—	2.00	7/25/15	—	—	—	—
	—	187,500	—	1.00	7/25/15	—	—	—	—
Roger Wurtele	—	137,500	—	2.00	7/25/15	—	—	—	—
	—	187,500	—	1.00	7/25/15	—	—	—	—

Setting Executive Compensation

In establishing compensation packages for executive officers, numerous factors are considered, including the particular executive’s experience, expertise, and performance, our company’s overall performance, and compensation packages available in the marketplace for similar positions. In arriving at amounts for each component of compensation, our Human Resources and Compensation Committee strives to strike an appropriate balance between base compensation and incentive compensation. The Human Resources and Compensation Committee also endeavors to properly allocate between cash and non-cash compensation (including without limitation stock and stock option awards) and between annual and long-term compensation.

Compensation of Directors

The following table provides information regarding compensation of our directors for their service as directors for the fiscal year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
George Palikaras (1)	—	—		—	—	—	—	—
Ram Ramkumar (2) Former Chair of the Board	39,648	79,672	(3)	—	—	—	—	119,320
Maurice Guitton	32,148	79,672	(3)	—	—	—	—	111,820
Allison Christilaw	32,148	79,672	(3)	—	—	—	—	111,820
Steen Karsbo	32,148	79,672	(3)	—	—	—	—	111,820
Eric M. Leslie	32,148	79,672	(3)	—	—	—	—	111,820
Ken Hannah	22,500	119,507	(3)	—	—	—	—	142,007
Alexandre Zyngier (4)	50,000	—		—	—	—	—	50,000
Robert Lance Cook (4)	50,000	—		—	—	—	—	50,000
Michael Graves (4)	50,000	—		—	—	—	—	50,000

(1)	Mr. Palikaras does not receive any compensation for his directorship due to his role as the Company’s Chief Executive Officer.
(2)	Mr. Ramkumar resigned from the Board on August 14, 2022.
(3)	Equity awards value comprises of share-based compensation from DSUs valued using the grant date fair value.
(4)	Former member of Torchlight’s Board of Directors; resigned in connection with the Arrangement.

The Human Resources and Compensation Committee recommends director compensation to its board of directors based on factors it considers appropriate, market conditions and trends and the recommendations of management.

Equity Compensation Plan Information

The following table presents information about our equity compensation plans as of December 31, 2021 (in thousands, except price data):

Plan category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a)) (#)
Equity compensation plans approved by security holders	16,878,056	0.54	18,067,689
Equity compensation plans not approved by security holders	—	—	—
Total equity compensation plans	16,878,056	0.54	18,067,689

PROPOSAL 1: ELECTION OF DIRECTORS

Board Composition

As of the date of this proxy statement, the Board consists of seven (7) members. Our bylaws provide that the number of directors will be fixed from time to time by resolution of the Board. All directors hold office until their successors have been elected and qualified or until their earlier death, resignation, disqualification or removal.

The Board consists of John R. Harding, George Palikaras, Maurice Guitton, Allison Christilaw, Steen Karsbo, Eric M. Leslie, and Ken Hannah. At each annual meeting of stockholders, the successors to directors whose terms then expire will serve from the time of election and qualification until following annual meeting following election and until their successors are duly elected and qualified.

Our bylaws provide for plurality voting in the election of directors. The seven (7) nominees who receive the largest number of votes cast “FOR” such nominees will be elected as directors.

Nominees for Election at the Annual Meeting

The Nominating and Corporate Governance Committee recommended, and the Board nominated, John R. Harding, George Palikaras, Maurice Guitton, Allison Christilaw, Steen Karsbo, Eric M. Leslie, and Ken Hannah as nominees for election to the Board at the Annual Meeting. If elected, John R. Harding, George Palikaras, Maurice Guitton, Allison Christilaw, Steen Karsbo, Eric M. Leslie, and Ken Hannah, will continue to serve as directors and their terms will expire at the 2023 Annual Meeting of Stockholders. Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation or removal.

Information about the Board of Directors

The names and certain information regarding each member of the Board, including the nominees for election to the Board at the Annual Meeting, are set forth below. The following information has been furnished to us by the directors. For more information concerning the nominees, please see the section entitled “Corporate Governance” above.

George Palikaras, 41, was appointed as the President and CEO of the Company in June 2021, when the Company combined with Torchlight Energy. Previously, Mr. Palikaras held this role at MMI from the beginning of 2011 to June 2021. Mr. Palikaras presently holds no other directorships in publicly traded companies. Mr. Palikaras has received Executive Education at Harvard, INSEAD, UCL and Stanford Business Schools. He earned his BEng. in Computer Engineering, an MSc. in Digital Communication Systems and did his PhD studies in Metamaterial science. We believe that Mr. Palikaras possesses specific attributes that qualify him to serve as a member of our Board of Directors, including his experience in starting the Company and his expertise in the metamaterials industry.

John R. Harding, 67, has served as a director and Chair of the Board since August 2022. Mr. Harding has also served on the board of directors of Qorvo, Inc. since January 2015. From 2006 until 2015, he served as a director of RF Micro Devices, Inc. Mr. Harding has served as a consultant in the fabless semiconductor design and manufacturing field as the General Partner of Harding Partners, LP since January 2020. Mr. Harding co-founded eSilicon Corporation (“eSilicon”), a privately held company that designed and manufactured complex, custom chips for a broad portfolio of large and small firms. He served as President and Chief Executive Officer of eSilicon from its inception in March 2000 until it was acquired by Inphi Corporation (and concurrently sold certain assets to Synopsys, Inc.) in January 2020. Before starting eSilicon Corporation, Mr. Harding served as President, Chief Executive Officer and a director of publicly traded Cadence Design Systems, Inc., which acquired his former employer, Cooper & Chyan Technology, Inc. Mr. Harding held a variety of senior management positions at Zycad Corporation, and his career also includes positions with TXL and IBM

Corporation. From 2012 to 2016, Mr. Harding served on the board of directors of Advanced Micro Devices, Inc. Mr. Harding has also held leadership roles at Drew University, where he was Vice Chairman of the Board of Trustees, and Indiana University, where he was a member of the Advisory Board for the School of Public and Environmental Affairs and currently serves as a Research Follow for the Institute of Development Strategies at the School of Public and Environmental Affair. We believe that Mr. Harding possesses specific attributes that qualify him to serve as a member of our Board of Directors, including his experience executive experiences and his expertise in the semiconductor industry.

Maurice Guitton, 74, has served as a director of the Company since June 2021 and had previously served as a director of MMI from March 2020 to June 2021. Since November 2011, Maurice has been the President and CEO of Versa Tech Consulting Limited, a consulting company focused on advising its clients on composite materials. He served as Chairman of the board of Snipp Interactive which is listed on the TMX from 2014 to 2018. Mr. Guitton has no other directorships at present. We believe that Mr. Guitton possesses specific attributes that qualify him to serve as a member of our Board of Directors, including his experience in investing in startups in the metamaterials industry and his experience in composite materials.

Allison Christilaw, 59, has served as a director of the Company since June 2021 and had previously served as a director of MMI from March 2020 to June 2021. From November 2014 to November 2018, Ms. Christilaw was CEO of Reddin Global Inc., a management consulting company. From November 2018 to present, Ms. Christilaw has been an independent consultant. Since September 2015 she has also held a position on the Appleby College Board of Governors and on the Haltech Regional Innovation Centre Board of Directors since 2019. Ms. Christilaw holds a Bachelor of Arts in Honors Business Administration and a Masters degree in Business Administration from the Richard Ivey School of Business at Western University. We believe that Ms. Christilaw possesses specific attributes that qualify her to serve as a member of our Board of Directors, including her experience in corporate management and human resources consulting.

Steen Karsbo, 63, as served as a director of the Company since June 2021 and had previously served as a director of MMI from March 2020 to June 2021. From July 1980 through June 2019 Mr. Karsbo was employed at Satair A/S/Airbus in a variety of senior management roles. Mr. Karsbo holds no other directorships than his role as a director of the Company. We believe that Mr. Karsbo possesses specific attributes that qualify him to serve as a member of our Board of Directors, including his experience in the aerospace industry.

Eric M. Leslie, 66, has served as a director of the Company since June 2021 and had previously served as a director of MMI from March 2020 to June 2021. From November 2015 through the present, he has held the position of President and CEO of TRION Energy Solutions Corporation. Mr. Leslie does not presently hold any other board memberships. Mr. Leslie holds a Bachelor of Arts from Western University. We believe that Mr. Leslie possesses specific attributes that qualify him to serve as a member of our Board of Directors, including his experience in starting up and growing early-stage companies.

Ken Hannah, 54, has served as a director of the Company since June 2021. Mr. Hannah previously held the positions of Senior Vice President, Chief Financial Officer of Caleres from February 2015 to September 2022. Executive Vice President and Chief Financial Officer of JC Penney Company, Inc. from May 2012 to March 2014. Mr. Hannah does not hold any Board positions in public companies other than META. Mr. Hannah holds a Masters degree in Business Administration from Saint Louis University and a Bachelor of Science from Southern Illinois University, Carbondale. We believe that Mr. Hannah possesses specific attributes that qualify him to serve as a member of our Board of Directors, including his significant public company experience.

Board Diversity Matrix

The following matrix summarizes voluntary disclosure of diversity characteristics of our Board of Directors:

Board Diversity Matrix (As of October 17, 2022)

Total Number of Directors	7
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Vote Required

The election of each director requires the affirmative vote of a plurality of the shares present during the live webcast of the Annual Meeting or by proxy and entitled to vote at a meeting at which a quorum is present. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum. The proxy holders may not vote the proxies for a greater number of persons than the number of nominees named. If any nominee should be unavailable for election as a result of an unexpected occurrence, shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION AS A DIRECTOR OF EACH OF THE SEVEN (7) NOMINEES LISTED ABOVE.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking you to ratify the appointment of KPMG LLP (“KPMG”), as our independent registered public accounting firm for the year ending December 31, 2022. Representatives of KPMG are expected to be present live via the internet at the Annual Meeting, will have an opportunity to make a statement should they desire to do so, and will be available to respond to appropriate questions.

Although our bylaws do not require that our stockholders approve the appointment of our independent registered public accounting firm, the Board is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. If our stockholders vote against the ratification of KPMG, the Audit Committee will reconsider whether to continue to retain the firm. Even if our stockholders ratify the appointment of KPMG, the Audit Committee may choose to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our company and our stockholders.

Independent Registered Public Accounting Firm Fees and Services

On June 28, 2021, in connection with the Arrangement, the Audit Committee approved the engagement of KPMG LLP as our independent registered public accounting firm for the audit of our annual consolidated financial statements as of and for the year ending December 31, 2021. Prior to the completion of the Arrangement, KPMG LLP served as the independent auditors for MMI.

Prior to the Arrangement, Briggs & Veselka Co. had served as our independent registered public accounting firm since January 2017. The final fiscal year that Briggs & Veselka Co. served as our independent registered public accounting firm was for the fiscal year ending December 31, 2020. On June 28, 2021 and in connection with the Arrangement, Briggs & Veselka Co. was dismissed as the registered public accounting firm of the Company.

The following table sets forth the fees paid or accrued by us for the audit and other services provided by our auditor, KPMG LLP, and our independent consultant, respectively, during the years ended December 31, 2021 and 2020.

	2021	2020
Audit Fees(1)	$1,804,310	$153,277
Audit Related Fees(2)	—	—
Tax Fees(3)	51,485	32,000
All Other Fees	—	—
Total Fees	$1,855,795	$185,277

(1)

Audit Fees: This category represents the aggregate fees billed for professional services rendered by the principal independent accountant for the audit of our annual financial statements and review of financial statements included in our Annual Reports on Form 10-K and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal years.

(2)

Audit Related Fees: This category consists of the aggregate fees billed for SOX 404 Internal Control compliance services and assurance and related services by our independent consultant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3)	Tax Fees: This category consists of the aggregate fees billed for professional services rendered by the principal independent consultant for tax compliance, tax advice, and tax planning.
(4)	All Other Fees: This category consists of the aggregate fees billed for professional services rendered by our independent consultant.

Our audit committee pre-approves all services provided by our independent auditors. All services and fees provided by KPMG following their appointment as our independent auditor on June 28, 2021 have been reviewed and approved by the Audit Committee before the respective services were rendered.

Our Board has considered the nature and amount of fees billed by our independent auditors and believes that the provision of services for activities unrelated to the audit is compatible with maintaining our independent auditors’ independence.

Vote Required

Ratification of KPMG as our independent registered public accounting firm for the year ending December 31, 2022 requires the affirmative vote of a majority of the shares present during the live webcast of the Annual Meeting or by proxy and entitled to vote at a meeting at which a quorum is present. Abstentions are deemed to be votes cast and have the same effect as a vote “AGAINST” the proposal. This proposal is considered a routine or “discretionary” matter on which your broker, bank or other agent will be able to vote on your behalf even if it does not receive instructions from you; therefore, no broker non-votes are expected to exist in connection with this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF KPMG LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee is a committee of the Company’s board of directors comprised solely of independent directors as required by the Nasdaq listing standards and rules and regulations of the SEC. The audit committee operates under a written charter approved by our board of directors, which is available on our corporate web site at https://investors.metamaterial.com/governance-documents. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

With respect to the Company’s financial reporting process, management is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company the Company’s consolidated financial statements. the Company’s independent registered public accounting firm, KPMG, LLP (“KPMG”), is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), or PCAOB, and to issue a report thereon. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare the Company’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements for fiscal year 2021 with management;

•	discussed with KPMG the matters required to be discussed by the applicable requirements of Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB; and

•

received the written disclosures and the letters from KPMG, as required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with KPMG, that firm’s independence.

Based on the audit committee’s review and discussions referred to in the bulleted list above, the audit committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

The audit committee has also appointed KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

The Audit Committee

Ken Hannah (Chair)

Maurice Guitton

Eric M. Leslie

This report of the audit committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent the Company specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

PROPOSAL 3: ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The Say-on-Pay vote is advisory, and therefore is not binding on us, the Human Resources and Compensation Committee or the Board. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Human Resources and Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and the Human Resources and Compensation Committee value the opinions of our stockholders. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote and consider our stockholders’ concerns, and the Human Resources and Compensation Committee will evaluate whether any actions are necessary to address those concerns.

We believe that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to our executive officers, as disclosed in the proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the compensation tables and narrative discussion and other related disclosure.”

Vote Required

The approval, on an advisory basis, of the compensation of our executive officers requires the affirmative vote of a majority of the voting power of the shares of our common stock present during the live webcast of the Annual Meeting or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.

As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, the Board and the Human Resources and Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF OUR EXECUTIVE COMPENSATION.

OTHER MATTERS WHICH MAY BE PRESENTED FOR ACTION AT THE MEETING

The Board of Directors does not intend to present for action at this Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

PROPOSALS FOR 2023 ANNUAL MEETING

Under SEC regulations, any stockholder desiring to make a proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to be acted upon at the 2023 Annual Meeting of Stockholders must present the proposal to us at our principal executive offices at 1 Research Drive, Dartmouth, Nova Scotia, B2Y 4M9, Attention: President, by June 28, 2023 for the proposal to be eligible for inclusion in our proxy statement. Notice of a stockholder proposal submitted outside the processes of Rule 14a-8 for the 2023 Annual Meeting of Stockholders will be considered untimely unless received by us no later than 45 days before the one-year anniversary of the date on which we first sent our proxy materials for this year’s Annual Meeting.

In addition, to comply with newly-enacted Rule 14a-19 of the Exchange Act, stockholders must provide notice of the intent to solicit proxies in support of director nominees (other than our nominees) for the 2023 Annual Meeting by notifying our Corporate Secretary no later than October 6, 2023.

MISCELLANEOUS

We file annual, quarterly and current reports, proxy statements and other documents with the SEC electronically. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can access the electronic versions of these filings on the SEC’s website found at www.sec.gov.

By Order of the Board of Directors,

/s/ George Palikaras
October 26, 2022	George Palikaras
President and Chief Executive Officer

META MATERIALS INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS – DECEMBER 5, 2022 AT 9:00 AM ET
The undersigned stockholder of META MATERIALS, INC., a Nevada corporation (the
“Company”, “META”, “we”, or “us”), hereby appoints each of George Palikaras and Kenneth
Rice (the “Proxies”) as proxies on behalf and in the name of the undersigned, to represent the undersigned at the 2022 Annual Meeting of Stockholders of the Company, to be held on
December 5, 2022 at 9:00 a.m. Eastern Time online at https://web.lumiagm.com/231241931,
(password: xxxx) and at any adjournment or adjournments thereof, and to vote all shares of the Company that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and all such other business as may properly come before the meeting.
(Continued and to be signed on the reverse side)
1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF
META MATERIALS INC.
December 5, 2022
GO GREEN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.astproxyportal.com/ast/24438
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
Please detach along perforated line and mail in the envelope provided.
20730300000000001000 8
120522
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION AS DIRECTORS IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. Election of Directors:
FOR ALL NOMINEES
WITHHOLD AUTHORITY
FOR ALL NOMINEES
FOR ALL EXCEPT
(See instructions below)
NOMINEES:
John R. Harding
George Palikaras
Maurice Guitton
Allison Christilaw
Steen Karsbo
Eric M. Leslie
Ken Hannah
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”
and fill in the circle next to each nominee you wish to withhold, as shown here:
FOR AGAINST ABSTAIN
2. To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
3. To approve, on a non-binding advisory basis, the compensation of our named executive officers as presented in the proxy statement.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2 and 3.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.
Signature of Stockholder
Date:
Signature of Stockholder
Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF
META MATERIALS INC.
December 5, 2022
PROXY VOTING INSTRUCTIONS
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope
provided as soon as possible.
IN PERSON - You may vote your shares in person by attending
the Annual Meeting.
GO GREEN - e-Consent makes it easy to go paperless. With
e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.
COMPANY NUMBER
ACCOUNT NUMBER
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.astproxyportal.com/ast/24438
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.
20730300000000001000 8
120522
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION AS DIRECTORS IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. Election of Directors:
FOR ALL NOMINEES
WITHHOLD AUTHORITY
FOR ALL NOMINEES
FOR ALL EXCEPT
(See instructions below)
NOMINEES:
John R. Harding
George Palikaras
Maurice Guitton
Allison Christilaw
Steen Karsbo
Eric M. Leslie
Ken Hannah
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”
and fill in the circle next to each nominee you wish to withhold, as shown here:
FOR AGAINST ABSTAIN
2. To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
3. To approve, on a non-binding advisory basis, the compensation of our named executive officers as presented in the proxy statement.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2 and 3.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.
Signature of Stockholder
Date:
Signature of Stockholder
Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.